                                                                      EXHIBIT 99

                                [DELUXE LOGO]

                             INFORMATION STATEMENT

                               ----------------

                                  Spin-off of
                               eFunds Corporation
                            Through the Distribution
                                       by
                               Deluxe Corporation
                            of 40,000,000 Shares of
                        eFunds Corporation Common Stock
                                       to
                     Deluxe Corporation Common Shareholders

   We are sending you this Information Statement because we are spinning off our eFunds Corporation subsidiary ("eFunds") to the holders of our common stock. We are effecting this spin-off by distributing .5514 of a share of eFunds common stock on each outstanding share of Deluxe Corporation ("Deluxe") common stock, amounting to 40,000,000 shares of eFunds common stock in total. The distribution will occur on December 29, 2000 to holders of record of Deluxe common stock at 5:00 p.m. central standard time on December 11, 2000.

   eFunds provides transaction processing, automated teller machine (ATM) outsourcing, decision support and risk management products and services to financial institutions, retailers, electronic funds transfer networks, e-commerce providers and government agencies. eFunds also offers electronic payment services that combine its transaction processing capabilities with its decision support and risk management tools. In addition, eFunds provides clients with the information technology consulting and business process management services they need to respond to the demands for new technology, implement and integrate eFunds' solutions and develop new software applications.

   At the beginning of this year, the Deluxe board of directors determined that it would be in the best interests of Deluxe shareholders to separate eFunds from Deluxe. As a first step in this separation, on June 30, 2000, eFunds completed an initial public offering of about 12.1% of its common stock. eFunds shares are traded on the Nasdaq National Market system under the symbol "EFDS."

   Following this spin-off, we will no longer own any shares of eFunds and eFunds will be a fully independent, publicly traded company. No vote of Deluxe shareholders is required in connection with the eFunds spin-off. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the spin-off, certain tax consequences of the spin-off, eFunds and eFunds' common stock, for your information only. If you would like more information, please call our voice response information line at 866-902-4573 (international callers should obtain the AT&T access code for their country in order to use this number). Banks and brokers, however, should call 201-896-2633. You may also check our website at http://www.deluxe.com. Deluxe has retained Corporate Investor Communications as its information agent to assist in connection with the spin-off.

   Neither the Securities and Exchange Commission nor any state securities regulators have approved the eFunds common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is December 14, 2000.

                                          [DELUXE LETTERHEAD]

December 14, 2000

To our Shareholders:

   We are pleased to send you this Information Statement about our spin-off of eFunds Corporation. The Information Statement provides you with important information concerning:

  .  how we determined the number of shares you will receive,

  .  how fractional shares will be treated,

  .  a brief description of the background and business of eFunds,

  . the U.S. federal income tax treatment of the distribution of eFunds shares you will receive, and

  .  how you can obtain additional information about these matters.

   We are confident that the spin-off will benefit Deluxe, eFunds and you, our shareholders. We believe that both Deluxe and eFunds will become stronger and more competitive as a result of the separation. Thank you for your investment in Deluxe.

                                          Sincerely,

                                          /s/ John A. Blanchard III

                                          John A. Blanchard III
                                          Chief Executive Officer

                         INFORMATION ABOUT THE SPIN-OFF

The Spin-off

   On November 30, 2000, the Deluxe board of directors approved the spin-off of eFunds to holders of Deluxe's common stock. To effect this spin-off, the Deluxe board of directors declared a distribution on Deluxe common stock, consisting of 40,000,000 shares of eFunds common stock owned by Deluxe. These shares represent about 87.9% of the outstanding eFunds common stock. The distribution of eFunds shares will occur on December 29, 2000, in the amount of .5514 of a share of eFunds common stock for each share of Deluxe common stock outstanding on the record date described below.

   You will not be required to pay any cash or other consideration for the whole shares of eFunds common stock distributed to you or to surrender or exchange your shares of Deluxe common stock to receive the distribution of eFunds common stock.

The Number of Shares You Will Receive

   For each share of Deluxe common stock that you owned at 5:00 p.m. central standard time on December 11, 2000, the record date, you will be entitled to receive that number of whole eFunds shares, and cash in lieu of fractional shares, equal to the distribution ratio, as determined below, multiplied by the number of Deluxe shares you owned at 5:00 p.m. central standard time on the record date. The distribution ratio is obtained by dividing the total number of shares of eFunds common stock to be distributed in the spin-off by the number of shares of Deluxe common stock outstanding at 5:00 p.m. central standard time on the record date. The following equation will determine the distribution ratio:

        Total number of shares of eFunds to be
        distributed in the spin-off                        40,000,000
        --------------------------------------          =  ----------  =  .5514
        Number of shares of Deluxe common stock
        outstanding as of 5:00 p.m., central standard
        time, on the record date                           72,549,000

   Based on the number of shares of Deluxe common stock outstanding as of 5:00 p.m. central standard time on December 11, 2000, the record date, you will be entitled to receive .5514 of a share of eFunds common stock for each share of Deluxe common stock you owned at 5:00 p.m. central standard time on the record date. To calculate the number of whole shares of eFunds common stock you will receive, and cash in lieu of fractional shares, you should multiply the number of shares of Deluxe common stock you held on the record date by the distribution ratio of .5514.

Trading between the Record Date and Distribution Date

   Between the record date and December 29, 2000, the distribution date, there will be two markets in Deluxe common stock, a "due bill" market and an "ex-distribution" market. Shares that trade on the due bill market will trade with an entitlement to shares of eFunds common stock distributed pursuant to the spin-off. Shares that trade on the ex-distribution market will trade without an entitlement to shares of eFunds common stock distributed pursuant to the spin-off. If you were a shareholder of Deluxe Corporation at 5:00 p.m. central standard time on the record date, the best way to maintain your rights to receive shares of eFunds on December 29, 2000, is to maintain your ownership of your Deluxe shares up to and including the distribution date. If you trade your Deluxe shares without taking any special action between December 11, 2000 and December 29, 2000 you will lose your right to receive shares of eFunds based on the Deluxe shares traded, because these Deluxe shares will be traded on the New York Stock Exchange with "due-bills." If you want to trade your Deluxe shares between December 11, 2000 and December 29, 2000 without losing your right to receive eFunds shares, you should contact your broker for information as to whether you are eligible and how to participate in the "ex-distribution" market. If you sell shares of Deluxe common stock in the ex-distribution market prior to the distribution date, you will still receive the shares of eFunds common stock that were to be distributed to you pursuant to your ownership of the shares of Deluxe common stock. Selling shares in the ex-distribution market requires that special action be taken by you and your broker.

   Furthermore, between the record date and market close on the distribution date there will be two markets in eFunds common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of eFunds common stock as the one that currently exists. The when-issued trading market will be a market for shares of eFunds common stock that will be distributed to Deluxe shareholders on the distribution date. If you owned shares of Deluxe common stock at 5:00 p.m. central standard time on the record date, then you are entitled to shares of eFunds common stock distributed pursuant to the spin-off. You may trade this entitlement to receive shares of eFunds common stock to be distributed on the distribution date, without trading the shares of Deluxe common stock you own, by trading your rights to those eFunds shares in the when-issued trading market. If you trade your rights to receive eFunds shares in the "when-issued" market and you subsequently trade your Deluxe shares in the due bill market, i.e., your broker does not take special action to sell your Deluxe shares in the ex-distribution market, you will be deemed to have engaged in a short-sale of eFunds shares in the when-issued market and you will be required to purchase eFunds shares in the open market or otherwise provide eFunds shares in an amount sufficient to cover the short-sale.

When and How You Will Receive the Distribution; Fractional Shares

   On December 29, 2000 we will deliver our eFunds shares to be distributed in the spin-off to EquiServe, eFunds' transfer agent. As of 5:00 p.m., central standard time, on December 29 2000, the transfer agent will cause the eFunds shares to which you are entitled to be registered in your name. As of that time, you will become the record holder of that number of shares of eFunds common stock

   The transfer agent will not deliver any fractional shares of eFunds common stock in connection with the spin-off. Instead, all fractional shares will be aggregated and sold on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in the amount of their pro rata share of the total net proceeds of that sale, net of commissions.

   You will receive stock certificates representing your ownership of whole shares of eFunds common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of eFunds common stock on or promptly after December 29, 2000, the distribution date. Your check for any cash that you may be entitled to receive instead of fractional shares of eFunds common stock will follow separately. We currently estimate that it will take about two weeks from the distribution date for the transfer agent to complete these mailings.

U.S. Federal Income Tax Consequences

   Tax-Free Status of the Spin-off. We have received a private letter ruling from the IRS stating that our distribution of whole shares of eFunds common stock to our common shareholders in connection with the spin-off will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

  . Deluxe common shareholders will not recognize a gain or loss by reason of the receipt of whole shares of eFunds common stock as a result of the spin-off; and

  .  Deluxe will not recognize a gain or loss by reason of the spin-off.

   Although private letter rulings are generally binding on the IRS, we and our shareholders will not be able to rely on the ruling if any of the factual representations or assumptions made to the IRS are incorrect or untrue in any respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and we and our shareholders could be subject to a material amount of taxes as a result of the spin-off. Deluxe and eFunds have entered into a tax sharing agreement which provides that eFunds will indemnify Deluxe for any taxes due from Deluxe if the spin-off fails to qualify as tax-free as a result of eFunds' actions or inactions. eFunds also agreed to indemnify Deluxe for a portion of any taxes due from Deluxe if the spin-off fails to qualify as tax-free as a result of a retroactive change of law or other reason unrelated to the action or inaction of either eFunds or Deluxe.

   Subsequent Sale of Stock. If you sell your shares of eFunds common stock or Deluxe common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

   Allocation of Tax Basis. Your tax basis for the eFunds common stock received in the spin-off will be determined based on your tax basis in the Deluxe common stock with respect to which your distribution of eFunds common stock was made. Following the spin-off, your aggregate tax basis in your shares of Deluxe common stock and eFunds common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Deluxe common stock immediately prior to the spin-off. The aggregate tax basis in your shares of Deluxe common stock immediately prior to the spin-off will be allocated between your eFunds common stock (including fractional shares sold for cash) and Deluxe common stock in proportion to the fair market value of your shares of eFunds common stock and Deluxe common stock on the distribution date. If you acquired Deluxe common stock on more than one occasion, you will need to perform this calculation separately for each group of shares.

   Holding Period. The holding period for capital gains purposes of the shares of eFunds common stock that you receive as a result of the spin-off will include the holding period for your shares of Deluxe common stock with respect to which your distribution of eFunds common stock was made, provided that your shares of Deluxe common stock are held as a capital asset on the distribution date.

   Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of eFunds common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Deluxe common stock on which you received your distribution of eFunds common stock.

   Examples.

   To aid you in calculating the allocation of your tax basis, we have provided examples below, based on the fictitious Companies P and S. In the following examples, "Company P" is the name of the parent company spinning off its subsidiary, "Company S." Pursuant to Company P's distribution of the stock it holds of Company S, each holder of Company P common stock is entitled to receive .5514 of a share of Company S common stock for every share of Company P common stock held by such holder.

  1. On January 4, 1999, Shareholder purchased 100 shares of Company P common stock at $30 per share for a total of $3,000. Shareholder's tax basis in her shares of Company P common stock is $3,000. After the distribution, Shareholder received 55 shares of Company S common stock. On July 1, 2001, Shareholder sold her shares of Company P common stock for $45 per share and Company S common stock for $20 per share. Shareholder's proceeds from the sale totaled $5,600. Shareholder's aggregate tax basis in the shares of Company S common stock and Company P common stock was $3,000. Therefore, Shareholder will be subject to long-term capital gains tax on $2,600.

  2. On January 4, 1999, Shareholder purchased 50 shares of Company P common stock at $30 per share for a total of $1,500. Shareholder's tax basis in her shares of Company P common stock is $1,500. On the distribution date, the fair market value of Company P common stock was $35 per share and the fair market value of Company S common stock was $15 per share. Upon the distribution, Shareholder was entitled to 27.57 shares of Company S common stock. Shareholder received 27 shares of Company S common stock and $8.55 in cash, .57 of the value of one share of Company S common stock. Shareholder's aggregate tax basis in the shares of Company S common stock (including, for this purpose, the fractional share Shareholder received in cash) and Company P common stock she holds after the distribution is $1,500. Stated as a formula, Shareholder's tax basis in her Company S common stock received in the spin-off may be determined as follows:

                         Tax basis in         Market value of Company S common
        Tax basis in     Company P             stock received in the spin-off
        Company S        common stock       -----------------------------------
        common stock  =  immediately    X   Market value       Market value of
        received in      before the         of Company S       Company P
        the spin-off     spin-off           common stock    +  common stock
                                            received in        held immediately
                                            the                after the spin-
                                            spin-off           off


    Thus, in the example above, Shareholder's tax basis in Company S common stock received in the spin-off is $286.72, calculated as follows:

                                        $413.55
                      $1,500 X      ----------------
                                    $413.55 + $1,750

    Therefore, Shareholder's per share tax basis in her Company S common stock is $286.72 / 27.57, or $10.40. Shareholder's tax basis in her Company P common stock may be determined by subtracting from the $1,500 aggregate tax basis, the $286.72 that is allocated to the Company S common stock. Thus, in the example, Shareholder's tax basis in her Company P common stock would be $1,213.28, which results in a per share tax basis in Company P common stock of $24.27. Note: You cannot add the per share tax basis of a share of Company P and a share of Company S together to equal the per share tax basis of Company P before the distribution ($30). You must multiply the per share tax basis of one share of Company S stock by .5514 because that is how many shares you receive for each share of Company P common stock.

    Shareholder will be subject to long-term capital gains tax on $2.62, the difference between her basis in .57 of a share of Company S common stock, or $5.93, and the $8.55 she received as payment for her fractional share of Company S common stock. Shareholder's tax basis in her 27 shares of Company S common stock will be $280.79.

   State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of eFunds common stock and any payment for fractional shares.

   Tax Return Statement. U.S. Treasury Department regulations require you to attach to your U.S. federal income tax return, for your taxable year in which the distribution occurs, a detailed statement setting forth certain information regarding the nature of the spin-off. We will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

   The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to shareholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All shareholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                            INFORMATION ABOUT EFUNDS

Overview of eFunds

                                    BUSINESS

   eFunds provides transaction processing, automated teller machine (ATM) outsourcing, decision support and risk management products and services to financial institutions, retailers, electronic funds transfer networks, e-commerce providers and government agencies. eFunds also offers electronic payment services that combine its transaction processing capabilities with its decision support and risk management tools. eFunds' products enable its clients to manage, identify, and combat fraud and account abuse in debit transactions, and to transfer funds and enhance customer relationships. In addition, eFunds provides clients with the information technology consulting and business process management services they need to respond to the demands for new technology, implement and integrate eFunds' solutions and develop new software applications. eFunds' decision support and risk management tools and processing capabilities can be delivered as an integrated electronic payment process or deployed as separate modules. eFunds also offers online electronic transfer of benefits under entitlement programs on behalf of state and local governments and Medicaid eligibility verification services under eFunds' government services segment.

Background of the Separation of eFunds from Deluxe

   eFunds' businesses have historically been operated as units of Deluxe. In April 1999, Deluxe announced that it was changing its business model to a holding company structure with four, independently operated, business units: paper payment systems, electronic payments, professional services and government services. On January 31, 2000, Deluxe announced that its board of directors approved a plan to combine the latter three businesses into a separate, independent, publicly traded company called eFunds Corporation.

   eFunds issued 5.5 million shares of common stock to the public on June 30, 2000. Prior to this initial public offering (IPO), Deluxe owned 100% of eFunds' total outstanding common shares. Subsequent to the IPO, Deluxe owns 40 million of eFunds' common shares, representing approximately 87.9% of eFunds' total outstanding common shares.

   Deluxe originally planned to complete the separation of eFunds from Deluxe, after the IPO, through a stock-for-stock exchange offer followed by a distribution of any remaining eFunds shares via a spin-off. In light of adverse changes in market conditions, on October 7, 2000, the Deluxe board of directors determined, instead, to effect the separation of eFunds through a spin-off of all of the eFunds common stock owned by Deluxe. The proposed spin-off was conditioned upon receipt by Deluxe of confirmation from the Internal Revenue Service that the distribution would be tax-free to Deluxe and its shareholders. After receiving that confirmation from the Internal Revenue Service, the Deluxe board of directors met on November 30, 2000 and approved the distribution of 40,000,000 shares of eFunds common stock, representing 100% of Deluxe's ownership interest in eFunds, to holders of Deluxe common stock as of 5:00 p.m. central standard time on the record date as described in this Information Statement. After the spin-off, Deluxe will not own any shares of eFunds common stock and eFunds will be a fully independent, publicly traded company.

                     INFORMATION ABOUT eFUNDS COMMON STOCK

eFunds Common Stock

   Under eFunds' Amended and Restated Certificate of Incorporation, the authorized capital stock of eFunds is 250,000,000 shares of common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. As of December 11, 2000, there were 45,500,000 shares of eFunds common stock outstanding and no shares of eFunds preferred stock outstanding.

Market for eFunds Common Stock

   eFunds common stock trades on the Nasdaq National Market under the symbol "EFDS." A public market was established for eFunds common stock as a result of eFunds' initial public offering in June 2000.

   The following table sets forth, for the periods indicated, the high and low sale prices of eFunds common stock as reported on the Nasdaq National Market. We urge you to obtain current quotations for eFunds common stock.

                                2000                             High   Low
                                ----                            ------ ------
      Second Quarter (from June 27, 2000 through June 30,
       2000)................................................... $14.00 $10.88
      Third Quarter............................................ $11.69 $ 7.19
      Fourth Quarter (through December 11, 2000)............... $10.25 $ 6.00

eFunds Transfer Agent

   The transfer agent and registrar for eFunds common stock is EquiServe . You may contact the transfer agent and registrar at the address set forth below. All correspondence should be sent to the following address:

   EquiServe
   P.O. Box 2500
   Jersey City, NJ 07303

   Telephone: 1-800-446-2617

                  FURTHER INFORMATION ABOUT EFUNDS AND DELUXE

   eFunds and Deluxe are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. eFunds has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about eFunds, we urge you to read eFunds' reports filed with the SEC.

   You may read and obtain copies (at prescribed rates) of eFunds' and Deluxe's reports at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain these reports at the SEC's website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect Deluxe's reports at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and eFunds' reports at the offices of the Nasdaq National Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878.

                     FURTHER INFORMATION ABOUT THE SPIN-OFF

   If you would like more information, please call our voice response information line at 866-902-4573 (international callers should obtain the AT&T access code for their country in order to use this number). Banks and brokers, however, should call 201-896-2633. You may also check our website at http://www.deluxe.com. Deluxe has retained Corporate Investor Communications as its information agent to assist in connection with the spin-off. The information agent will receive reasonable and customary compensation for its services and be reimbursed for some reasonable out-of-pocket expenses.